HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

October 27, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: ZenaTech, Inc. (Commission File No. 001-41852)

Ladies and Gentlemen:

We have read the statements made by ZenaTech, Inc. under "Change in Registrant's Certifying Accountant" in its report on Form 6-K dated October 27, 2026. We agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with the statements concerning Mercurius & Associates LLP.

Very truly yours,

Bansal & Co LLP

Bansal & Co. LLP

New Delhi, India

October 27, 2026

BRANCHES
Madhya Pradesh : 114, Shree Tower, 2nd Floor, Zone-II, Bhopal (MP) Ph. 0755-4076725, 2769224, 2769225
Chhatisgarh : 6/140 Next to Indra Setu Bridge, Tilaknagar, Chatapara, Bilaspur, Chhatisgarh, (Ch) – 495001
Delhi : D-Block,3rd Floor, Plot No 8, Balaji Estate, Guru Ravidas Marg, Kalkaji, New Delhi – 110019, +91 9810939245